UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 7, 2005

EXPRESS SCRIPTS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-20199	43-1420563
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.)

13900 Riverport Drive, Maryland Heights, MO (Address of Principal Executive Offices)	63043 (Zip Code)

Registrant’s telephone number including area code: 314-770-1666

No change since last report
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

      On December 7, 2005, three members of the Board of Directors of Express Scripts, Inc. (the "Company"), Frank J. Borelli, Nicholas J. LaHowchic, and John O. Parker, each adopted prearranged trading plans in accordance with the guidelines specified by Rule 10b5-1 under the Securities and Exchange Act of 1934. Rule 10b5-1 permits officers and directors of public companies to adopt predetermined plans for selling specified amounts of stock. The plans may be entered into only when the director or officer is not in possession of material, non-public information.  Mr. Borelli’s plan provides for the sale of up to 100,000 shares of the Company’s stock issuable upon the exercise of previously granted stock options. Mr. LaHowchic’s plan provides for the sale of up to 60,707 shares of the Company’s stock issuable upon the exercise of previously granted stock options. Mr. Parker’s plan provides for the sale of up to 20,000 shares of the Company’s stock issuable upon the exercise of previously granted stock options.

Also on December 7, 2005, three members of management of the Company adopted prearranged trading plans in accordance with the guidelines specified by Rule 10b5-1 under the Securities and Exchange Act of 1934. Plans were adopted by Agnes Rey-Giraud, C.K. Casteel, and Larry Zarin.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS, INC.
Date: December 7, 2005	By: /s/ Thomas M. Boudreau Thomas M. Boudreau Senior Vice President and General Counsel